Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare, Inc. Files Registration Statement for Public Offering

MELVILLE, NY, December 7, 2005 – Allion Healthcare, Inc. (Nasdaq: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, announced today that it has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 relating to a public offering of its common stock, par value $.001. The proposed offering includes sales by certain selling stockholders and Allion Healthcare of 5,000,000 shares of common stock. The price range for the offering has not yet been determined.

Allion Healthcare anticipates that shares offered by the selling stockholders will comprise the majority of the offering. Allion Healthcare has informed stockholders that hold in excess of 4,000,000 shares of common stock that they have a right to participate in this offering pursuant to the terms of Allion Healthcare’s registration rights agreements. Allion Healthcare intends to use the net proceeds from shares offered by the company for working capital and other general corporate purposes, including strategic acquisitions. Allion Healthcare expects this offering to provide an opportunity for stockholders, many of whom have been investors in Allion Healthcare for several years, to realize an orderly distribution of their shares through a managed underwriting process. Allion Healthcare will not receive any proceeds from the sales of common stock by the selling stockholders.

Allion Healthcare intends to use the net proceeds from shares offered by Allion Healthcare for working capital and other general corporate purposes, including strategic acquisitions. Allion Healthcare will not receive any proceeds from the sale of common stock by the selling stockholders.

Thomas Weisel Partners LLC, as lead manager and bookrunner, and William Blair & Company, First Albany Capital and Susquehanna Financial Group, LLLP, as co-managers, are underwriters for the offering. When available, copies of the preliminary prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Thomas Weisel Partners LLC, One Montgomery Street, San Francisco, CA 94104, 415-364-2720.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Allion Healthcare, Inc.

Allion Healthcare is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under its trade name MOMS Pharmacy. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for its patients.

Safe Harbor Statement

Statements regarding the proposed offering, as well as any other statements that are not historical facts in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, general market conditions, conditions in the financial markets, customary offering closing conditions and other factors detailed in the registration statement relating to these securities and Allion Healthcare’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Contact: Allion Healthcare, Inc. Jim Spencer, Chief Financial Officer (631) 870-5126	The Ruth Group Francesca DeMartino, Investor Relations (646) 536-7024 fdemartino@theruthgroup.com